Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on April 2, 2001) pertaining to the 2001 Non-Qualified Stock Option Plan of Mid Atlantic Medical Services, Inc. of our report dated February 12, 2001, with respect to the consolidated financial statements and schedule of Mid Atlantic Medical Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.



                                         /s/ Ernst & Young LLP

                                         Ernst & Young LLP





McLean, Virginia
March 27, 2001